Exhibit 10.2

HANMI FINANCIAL CORPORATION

Performance Share UNIT AGREEMENT

FOR

NAME

1.Award of Performance Share Units

.  The Committee hereby grants to Name (the “Recipient”), as of [DATE] (the “Date of Grant”), [XXXXX] Performance Share Units (the “Award”).  The number of Performance Share Units above assumes achievement of the performance measures set forth herein at the Target level.

This Performance Share Unit award shall be subject to the terms, provisions and restrictions set forth in this Agreement and the Hanmi Financial Corporation 2021 Equity Compensation Plan (the “Plan”), which is incorporated herein for all purposes.  As a condition to entering into this Agreement, and as a condition to the issuance of any Shares (or any other securities of the Company), the Recipient agrees to be bound by all of the terms and conditions herein and in the Plan.  Unless otherwise provided herein, capitalized terms used herein that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.

2.Vesting of Performance Share Units.

(a)General Vesting.

The Performance Share Units shall be eligible to vest in a single installment at the end of the three-year period set forth in the table below, based on the achievement of the established performance measures set forth below, provided that the Performance Share Units shall not become vested until and unless the Committee has certified the achievement level of the performance measures set forth below with respect to the Performance Period (the date upon which such certification is completed shall be the “Vesting Date”), and provided, further, that the Continuous Service of the Recipient continues through and on the applicable Vesting Date.

Percentage of Performance Share Units Eligible for Vesting	Performance Period
100%	Three year period commencing on _______ and ending three years thereafter on _______) Fiscal Years (20XX-20XX)

The performance measurement for the Performance Period shall be based on the performance measures set forth on Exhibit A hereto and the Performance Share Units shall vest at the end of the Performance Period based on the achievement of the performance measures as set forth on Exhibit A. The Committee may consider any exclusions or adjustments in determining the performance measure that it determines appropriate in accordance with Section 8(c) of the Plan.

Any portion of the Performance Share Unit applicable to the Performance Period that does not vest on the Vesting Date as a result of the achievement level of the performance measure shall be forfeited on the Vesting Date.

On the Vesting Date, the Committee shall cause the earned Performance Share Units to be converted to an equivalent number of Shares (“Vested Shares”), subject to reduction for applicable tax withholding as set forth in Section 10(k) below.

Except as otherwise provided in Sections 2(b), 2(c) and 4 hereof, there shall be no proportionate or partial vesting of the Performance Share Units in or during the months, days or periods prior to the Vesting Date, and any vesting of the Performance Share Units shall occur only on the Vesting Date.

(b)Acceleration of Vesting Upon Termination without Cause or for Good Reason Coincident with or Following a Change in Control.

In the event a Change in Control of the Company occurs during the Recipient’s Continuous Service prior to the end of the Performance Period, coincident with or followed by the Recipient’s termination without Cause or resignation for Good Reason (as defined below) the Performance Share Units subject to this Agreement shall become vested as follows:

[Alternative 1] a number of the Performance Share Units shall become vested on the date of the Recipient’s termination of Continuous Service based on actual achievement of the performance measures, measured through the date of the Change in Control; OR

[Alternative 2] a number of the Performance Share Units shall become vested on the date of the Recipient’s termination of Continuous Service based on the greater of Target or actual achievement of the performance measures, measured through the date of the Change in Control.

For these purposes, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Recipient and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean: (i) the assignment to the Recipient of any duties inconsistent in any material respect with the Recipient's duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such duties or responsibilities, excluding for this purpose an action which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Recipient; (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Recipient as agreed upon, other than a failure which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Recipient; or (iii) the Company's or Related Entity’s requiring the Recipient to be based at any office or location outside of fifty (50) miles from the location of employment or service as of the date of Award, except for travel reasonably required in the performance of the Recipient’s responsibilities.

(c)Acceleration of Vesting Upon A Qualifying Termination.  If the Recipient’s employment is terminated by the Company prior to the end of the Performance Period without Cause or by the Recipient for Good Reason (a “Qualifying Termination”), then a number of Performance Share Units shall become vested as of the date of the termination of employment as follows:

[Alternative 1] a number of the Performance Share Units shall become vested on the date of the Qualifying Termination based on actual achievement of the performance measures measured through the Qualifying Termination date multiplied by a fraction the numerator of which is the days in the Performance

Period that the Recipient was employed and the denominator of which is the total days in the Performance Period.  OR

[Alternative 2] a number of Performance Share Units shall become vested on the date of the Qualifying Termination based on the greater of Target or actual achievement of the performance measures, measured through the Qualifying Termination date, multiplied by a fraction the numerator of which is the days in the Performance Period that the Recipient was employed and the denominator of which is the total days in the Performance Period.

Good Reason shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Recipient and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean: (i) the assignment to the Recipient of any duties inconsistent in any material respect with the Recipient's duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such duties or responsibilities, excluding for this purpose an action which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Recipient; (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Recipient as agreed upon, other than a failure which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Recipient; or (iii) the Company's or Related Entity’s requiring the Recipient to be based at any office or location outside of fifty (50) miles from the location of employment or service as of the date of Award, except for travel reasonably required in the performance of the Recipient’s responsibilities.

3.Delivery of Earned Shares Following Vesting Date. On or within 10 days following the Vesting Date, the Company shall deliver a number of Shares with respect to all Performance Share Units that are earned and become Vested Shares.  In no event shall any fractional Shares be issued.  Accordingly, the total number of Shares to be issued pursuant to the Performance Share Units shall, to the extent necessary, be rounded down to the next whole share in order to avoid the issuance of a fractional Share.

4.Forfeiture of Non-Vested Performance Share Units and Vested Shares

.  If the Recipient’s Continuous Service with the Company and the Related Entities is terminated for any reason (other than as provided for in Section 2(c)), any Performance Share Units that do not become Vested Shares pursuant to Section 2 hereof as a result of such termination, shall be forfeited immediately upon such termination of Continuous Service and revert back to the Plan without any payment to the Recipient.  If the Recipient breaches any applicable restrictions set forth in this Agreement or in the Plan, all Performance Share Units (and upon written demand by the Company, in its sole and absolute discretion, any Vested Shares) shall be forfeited immediately upon such breach and revert or be transferred by the Recipient back to the Company without any payment to the Recipient.  The Committee shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of the Recipient’s forfeiture of Performance Share Units and, to the extent applicable, Vested Shares, pursuant to this Section 4.

5.Rights with Respect to Performance Share Units.

(a)General.

No Performance Share Unit shall confer upon the Recipient any rights as a stockholder of the Company prior to the date on which the Recipient fulfills all conditions for receipt of such rights and the Vested Shares are issued to the Recipient.

(b)Dividend Equivalents.

[Alternative 1] Notwithstanding anything to the contrary herein, each Performance Share Unit is granted subject to Dividend Equivalents.  The Dividend Equivalents shall cause to be credited to a bookkeeping account on behalf of the Recipient, an amount equal to any cash dividend paid on the Company’s Shares during the Performance Period multiplied by the number of Performance Share Units credited to the Recipient at Target.  During the Performance Period, the Dividend Equivalents shall accrue.  Dividend Equivalents shall only be paid, in cash, to the Recipient on or as soon as reasonably practicable following the Vesting Date and no later than March 15 of the year following the Vesting Date, on the number of Performance Share Units that become Vested Shares.  Any Dividend Equivalents accrued with respect to Performance Share Units that are forfeited shall also be forfeited.  In the event the Recipient vests in Performance Share Units in excess of Target, the number of Dividend Equivalents paid to the Recipient shall be increased to reflect the number of Performance Share Units actually earned. OR

[Alternative 2] No Dividend Equivalents shall be paid on any Performance Share Unit issued hereunder.

(c)Adjustments to Performance Share Units.If at any time while this Agreement is in effect (or Performance Share Units remain unvested and the Recipient remains in Continuous Service), there shall be any increase or decrease in the number of issued and outstanding Shares of the Company through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of such Shares, then and in that event, the Board or the Committee shall make any adjustments it deems fair and appropriate, in view of such change, in the number of Performance Share Units then subject to this Agreement in accordance with Section 8(c) of the Plan.  If any such adjustment shall result in a fractional Performance Share, such fraction shall be disregarded.

(d)No Restrictions on Certain Transactions.

Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of the Performance Share Units awarded hereunder, shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Company; (iii) any offer, issue or sale by the Company of any capital stock of the Company, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with and/or that would include, have or possess other rights, benefits and/or preferences superior to those Shares on which the Performance Share Units are based includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

6.Transferability

.  The Performance Share Units are not transferable unless and until they been converted to Vested Shares in accordance with this Agreement, other than by will or under the applicable laws of descent and distribution (and then only to the extent that the Performance Share Units are converted to Vested Shares in accordance with Section 2(c) hereof).  The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Recipient.  Any attempt to effect a Transfer of any Performance Share prior to the date on which the Performance Share Units vests and are converted to Vested Shares shall be void ab initio.  For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

7.Amendment, Modification & Assignment; Non-Transferability

. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Restricted Stock award in any material way without the prior written consent of the Recipient. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement.  Unless otherwise consented to in writing by the Company, in its sole discretion, this Agreement (and Recipient’s rights hereunder) may not be assigned, and the obligations of Recipient hereunder may not be delegated, in whole or in part.  The rights and obligations created hereunder shall be binding on the Recipient and the Recipient’s heirs and legal representatives and on the successors and assigns of the Company.

8.Complete Agreement

.  This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

9.Clawback Policy. Notwithstanding any other provision of this Agreement to the contrary, any  Performance Share Units granted hereunder or any Vested Shares issued hereunder upon achievement of the performance measures, and/or any amount received with respect to any sale of any Vested Shares, as well as any cash received in payment of Dividend Equivalents hereunder, to the extent authorized under this Agreement, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any clawback policy of the Company as set forth in the Plan or as otherwise may be in effect from time to time (the "Policy").  The Recipient agrees and consents to the Company's application, implementation and enforcement of (a) the Policy and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policy, any similar policy (as applicable to the Recipient) or any amendments that may from be made from time to time in the future by the Company in its discretion without further consent or action being required by the Recipient. To the extent that the terms of this Agreement and the Policy or any similar policy conflict, then the terms of such policy shall prevail.

10.Miscellaneous.

(a)No Right to (Continued) Employment or Service

.  This Agreement and the grant of Performance Share Units hereunder shall not confer, or be construed to confer, upon the Recipient any right to employment or service, or continued employment or service, with the Company or any Related Entity.

(b)No Limit on Other Compensation Arrangements

.  Nothing contained in this Agreement shall preclude the Company or any Related Entity from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

(c)Severability

.  If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Performance Share Units hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

(d)No Trust or Fund Created

.  Neither this Agreement nor the grant of Performance Share Units hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Related Entity and the Recipient or any other person.  To the extent that the Recipient or any other person acquires a right to receive payments from the Company or any Related Entity pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company. Your award of Performance Share Units is unfunded, and as a holder of Performance Share Units, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this Agreement. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such Vested Shares are issued to you. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company.

(e)Law Governing

.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware (without reference to the conflict of laws rules or principles thereof).

(f)Interpretation

.  The Recipient accepts the award of Performance Share Units subject to all of the terms, provisions and restrictions of this Agreement and the Plan.  The undersigned Recipient hereby accepts as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under this Agreement or the Plan.

(g)Headings

.  Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference.  Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

(h)Notices

.  Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 900 Wilshire Boulevard, Suite 1250, Los Angeles, CA 90017, or if the Company should move its principal office, to such principal office, and, in the case of the Recipient, to the Recipient’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

(i)Non-Waiver of Breach

.  The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which she or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

(j)Counterparts

.  This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

(k)Collection of Withholding Taxes.  The Company shall collect from the Recipient and/or withhold income and applicable employment taxes with respect earned Performance Share Units and Dividend Equivalents at the time such interests vest in the Recipient through the surrender of Vested Shares.  The number of Vested Shares that may be so withheld or surrendered shall be limited to the number of Vested Shares that have a Fair Market Value on the date of withholding no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Recipient’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income. Recipient acknowledges that Recipient is ultimately liable and responsible for all taxes owed in connection with the Performance Share Units, regardless of any action the Company or any Related Entity takes with respect to any tax withholding obligations that arise in connection with the

Performance Share Units.  Neither the Company nor any Related Entity makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the Performance Share Units or the subsequent sale of Shares.  The Company and the Related Entities do not commit and are under no obligation to structure the Performance Share Units to reduce or eliminate Recipient’s tax liability.

(l)Compliance with Section 409A of the Code. This Award is intended to comply with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4). However, if this Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from, and therefore deemed to be deferred compensation subject to, Section 409A of the Code, and if the Recipient is a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of the Recipient’s separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any shares that would otherwise be made upon the date of the separation from service or within the first six months thereafter will not be made on the originally scheduled dates and will instead be issued in a lump sum on the date that is six months and one day after the date of the separation from service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth in this Agreement, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of ________________________, 20XX.

COMPANY:

HANMI FINANCIAL CORPORATION

By:

Name: John J. Ahn

Title: Chairman of the Board

Agreed and Accepted:

RECIPIENT:

By:  __________________________________

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EXHIBIT A

[PERFORMANCE MEASURES TO BE DETERMINED]